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                                                                    Exhibit 99.1

[POLYMEDICA LOGO]


               POLYMEDICA ANNOUNCES RESULTS FOR FISCAL 2004 FIRST
                          QUARTER ENDED JUNE 30, 2003


WOBURN, MA - AUGUST 13, 2003 - POLYMEDICA CORPORATION (NNM: PLMD) today announced its financial results for the fiscal 2004 first quarter ended June 30, 2003.

Net revenues for the fiscal 2004 first quarter were $98.9 million compared to $81.6 million for the fiscal 2003 first quarter, an increase of $17.3 million, or 21%. Cash flow from operations increased 77% to $10.1 million, from $5.7 million in the year-earlier quarter.

PolyMedica noted that its previously announced discussions with the staff of the Securities and Exchange Commission ("SEC") regarding the Company's accounting treatment of direct response advertising costs are continuing. As a result, PolyMedica is providing financial results under both its historical method of capitalizing direct response advertising costs related to the acquisition of new customers according to the AICPA's Statement of Position 93-7, as well as results that reflect expensing those costs as incurred.

With advertising costs capitalized, consistent with the Company's practice since 1996, income before the cumulative effect of change in accounting principle for the 2004 first quarter was $11.1 million or $0.88 per diluted share, compared to $9.2 million or $0.73 per diluted share for the fiscal 2003 first quarter.

If the Company were to report results that reflect expensing of advertising costs as incurred, income before the cumulative effect of change in accounting principle for the current quarter would be $8.9 million or $0.70 per diluted share, compared to $7.3 million or $0.58 per diluted share for the fiscal 2003 first quarter.

Commenting on the Company's financial results and its discussions with the SEC, Lead Director and Interim CEO Samuel L. Shanaman, said, "We are working closely with the SEC and our auditors to bring the discussions on capitalizing versus expensing direct response advertising costs to a conclusion as quickly as possible. While we believe our historical accounting has accurately reflected the underlying economics of our business, we understand that our capitalization of these costs concerns investors and hope that going forward we will be able to adopt a more conservative method of expensing advertising costs as incurred that still complies with GAAP. The ultimate outcome of how we record our advertising costs has no impact on our cash flows from operations, which exceeded $10 million in the first quarter, and does not diminish the underlying strength of our business model or future prospects. By any measure, the earnings of the Company are strong and growing."

Shanaman added, "Although the first half of the quarter was challenging due to the impact of the war in Iraq on our ability to attract new customers through television advertising, we saw real improvement in the latter half of the quarter and still posted strong gains compared to last year. We have continued to successfully execute our plan and are continuing to leverage our core


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competencies by expanding both our product offerings and our target markets.
PolyMedica and Liberty are helping seniors to live better lives, and this translates into positive financial results for the Company. "

Guidance

For the quarter ending September 30, 2003, PolyMedica expects net revenues in the range of $104 to $108 million, compared to reported revenues in the quarter ending September 30, 2002 of $88.0 million.

Under the Company's historical method of capitalizing advertising costs, PolyMedica expects diluted earnings per share of $0.89 to $0.95 for the quarter ending September 30, 2003, compared to reported diluted earnings per share of $0.79 in the quarter ended September 30, 2002.

If the Company were to revise its guidance to reflect historical expensing of advertising costs as incurred, PolyMedica's diluted earnings per share guidance for the quarter ending September 30, 2004 would be $0.71 to $0.77 compared to $0.63 in the quarter ended September 30, 2002.

Due to the unresolved discussions with the SEC, the Company plans to file an extension for its Form 10-Q for the first quarter.

Conference Call and Replay

PolyMedica management will host a conference call and live webcast today, Wednesday, August 13, at 4:30 p.m., EDT, to discuss the Company's fiscal first quarter. To listen to the conference call over the Internet, go to www.polymedica.com or www.companyboardroom.com. Go to either Web site at least 15 minutes early to register and download and install any necessary audio software. For those unable to participate, a rebroadcast will be made available at www.polymedica.com and www.companyboardroom.com for 90 days after the call. It will be available shortly after the call.

About PolyMedica (www.polymedica.com)

PolyMedica is a rapidly growing national medical products company. The Company is best known through its Liberty brand name and innovative direct-to-consumer television advertising to seniors with diabetes and respiratory disease. Building on its technology-based operating platform and compliance management focus, PolyMedica continues to expand its product offerings in these chronic disease and other categories.

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, outcomes of government inquiries and investigations and related litigation, continued compliance with government regulations, changes in Medicare reimbursement, fluctuations in customer demand, management of rapid growth, competition from other healthcare product vendors, timing and acceptance of new product introductions, general economic conditions, geopolitical events and regulatory changes, as well as other relevant risks detailed in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2003. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this press release.


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                                       ###


FOR ADDITIONAL INFORMATION, CONTACT:

INVESTORS:                                  MEDIA:
Fred ("Skip") Croninger                     Denise DesChenes / Alex Eule
PolyMedica Corporation                      Citigate Sard Verbinnen
(781) 933-2020                              (212) 687-8080


                            (Financial Tables Follow)


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                             POLYMEDICA CORPORATION
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                THREE MONTHS ENDED
                                               --------------------------------------------------------
                                                JUNE 30,        JUNE 30,            $               %
                                                  2003            2002            CHANGE         CHANGE
                                               ---------        --------         --------        ------
INFORMATION ON SEGMENT NET REVENUES:
Liberty Diabetes                               $67,529          $58,514          $ 9,015          15.4%
Liberty Respiratory                             19,867           16,580            3,287          19.8
Pharmaceuticals                                 11,541            6,507            5,034          77.4
                                               --------         --------         --------
Total net revenues                             $98,937          $81,601          $17,336          21.2%

SUMMARIZED INFORMATION ON CASH FLOWS:
Cash flows from operating activities           $10,051          $ 5,670          $ 4,381          77.3%
Cash flows from investing activities **         (8,837)          (5,763)          (3,074)         (53.3)
Cash flows from financing activities            (2,739)          (1,716)          (1,023)         (59.6)
                                               --------         --------         --------

Net change in cash and cash equivalents        $(1,525)         $(1,809)         $   284          15.7%
Beginning cash and cash equivalents             27,162           27,884             (722)         (2.6)
                                               --------         --------         --------
Ending cash and cash equivalents               $25,637          $26,075          $  (438)         (1.7)%


                                                                                    THREE MONTHS ENDED
                                                         -------------------------------------------------------------------
                                                                    JUNE 30, 2003                         JUNE 30, 2002
                                                         ---------------------------------   -------------------------------
                                                         AS REPORTED***      IF ADJUSTED *   AS REPORTED***    IF ADJUSTED *
                                                         --------------      -------------   --------------    -------------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
      IN ACCOUNTING PRINCIPLE                              $11,098           $8,923           $9,151           $7,281
INCOME PER WEIGHTED AVERAGE SHARE BEFORE CUMULATIVE
    EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE:
Basic                                                      $  0.90           $ 0.72           $ 0.75           $ 0.60
Diluted                                                    $  0.88           $ 0.70           $ 0.73           $ 0.58


                                                                                   THREE MONTHS ENDED
                                                           -------------------------------------------------------------------
                                                                  SEPTEMBER 30, 2003                 SEPTEMBER 30, 2002
                                                           -------------------------------     -------------------------------
                                                           HISTORICAL         IF ADJUSTED
                                                           GUIDANCE***          GUIDANCE *     AS REPORTED***    IF ADJUSTED *
                                                           -----------          ----------     --------------    -------------
NET INCOME PER WEIGHTED AVERAGE SHARE:
Basic                                                          N/A                N/A              $0.81           $0.65
Diluted                                                  $0.89 - $0.95      $0.71 - $0.77          $0.79           $0.63



* Adjusted to reflect historical expensing, as incurred, of previously capitalized advertising costs.

** Includes the purchase of $5.6 million of short-term securities in the quarter ended June 30, 2003.

***   Reflects capitalization of direct response advertising costs.


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